UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
October 26, 2011

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HEARTLAND EXPRESS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-15087	93-0926999
(State of other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

901 NORTH KANSAS AVE, NORTH LIBERTY, IA	52317
(Address of Principal Executive Offices)	(Zip Code)

(319) 626-3600
Registrant's Telephone Number (including area code):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 26, 2011 the Board of Directors of Heartland Express, Inc. (the "Company") elected Tahira K. Hira as a director of the Company, effective immediately. Ms. Hira will serve as a member of the Company's audit committee, nominating committee, and compensation committee. As a non-employee director, Ms. Hira will receive compensation for her services as a member of the Company's Board of Directors, and the committees of the Board of Directors on which she serves, that is consistent with compensation received by the other non-employee members of the Company's Board of Directors. The current terms of these arrangements are set forth in our proxy statement for our 2011 annual meeting of shareholders under the headings "Director Compensation Table" and "Narrative to Director Compensation Table," except that effective October 1, 2011, the annual retainer for serving on the Board of Directors of the Company was increased to $40,000 inclusive of attendance at meetings throughout the year. The Company has determined that there are no related person transactions with Ms. Hira, as contemplated by Item 404(a) of Regulation S-K.

Item 9.01.   Financial Statements and Exhibits

(d) Exhibits

EXHIBIT
NUMBER	EXHIBIT DESCRIPTION

99.1	Heartland Express, Inc. press release dated October 27, 2011 with respect to the Company's announcement of Tahira K. Hira being elected to the Company's Board of Directors

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf by the undersigned thereunto duly authorized.

HEARTLAND EXPRESS, INC.

Date:	November 1, 2011	BY:/s/John P. Cosaert
John P. Cosaert
Executive Vice President - Finance,
Chief Financial Officer and Treasurer

EXHIBIT INDEX

EXHIBIT
NUMBER	EXHIBIT DESCRIPTION

99.1	Heartland Express, Inc. press release dated October 27, 2011 with respect to the Company's announcement of Tahira K. Hira being elected to the Company's Board of Directors